UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 28, 2004

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-1649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 863-3144

Item 5. Other Events

Agreement to Acquire Spectra-Physics, Inc.

On May 28, 2004, Newport Corporation, a Nevada corporation (the “Registrant”), entered into a definitive agreement with Thermo Electron Corporation to purchase Spectra-Physics, Inc. and certain related entities for $300 million, subject to a post-closing net asset adjustment. Spectra-Physics, Inc. and such related entities represent most of the operations of Thermo Electron Corporation’s optical technologies business. The purchase price is comprised of $200 million in cash, $50 million in Registrant’s common stock, and a $50 million promissory note bearing 5% interest and payable in 2009.

The transaction is subject to regulatory approval as well other customary closing conditions, and is expected to close in July 2004.

The press release issued by the Registrant on June 1, 2004 is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 1, 2004	NEWPORT CORPORATION

	By:	/s/ JEFFREY B. COYNE

Jeffrey B. Coyne
Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 1, 2004.